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                                                                    EXHIBIT 10.6
                               GILMER COUNTY BANK
                             DEFERRED FEE AGREEMENT

     THIS AGREEMENT is made this 1st day of June, 1997 by and between GILMER COUNTY BANK, (the "Company"), and _________________ (the "Director").

                                  INTRODUCTION

     To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Director and the Company agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.1.1 "Change of Control" means:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either
     (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

      A "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

          (iii) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;


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          (iv) approval by the Company's shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

          (v) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

          1.1.3 "Disability" means the Director's inability to perform substantially all normal duties of a director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

          1.1.4 "Distribution Date" means the date elected by Director in Exhibit A.

          1.1.5  "Election Form" means the Form attached as Exhibit A.

          1.1.6  "Fees" means the total directors fees payable to the Director.

          1.1.7 "Termination of Service" means the Director's ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

          1.1.8 "Projected Benefit" means the amount that would have been deemed credited to the Director's Deferral Account balance as of the Distribution Date had deferrals been made in accordance with Exhibit B and had the interest rate credited been equal to 8.50%, compounded monthly.

                                   ARTICLE 2
                               DEFERRAL ELECTION

     2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within fifteen (15) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company. The Director may defer Fees for up to sixty (60) months following the date of this Agreement.

     2.2   Election Changes

          2.2.1 Generally. The Director may modify the amount of Fees to be deferred by filing a new Election Form with the Company and obtaining written approval by the Board of Directors of the Company. The modified deferral shall not be effective until the calendar year following

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the year in which the subsequent Election Form is received by the Company.  The
Director may not change the form of benefit payment initially elected under
Section 2.1 without the written approval of the Board of Directors of the Company.

          2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                   ARTICLE 3
                                DEFERRAL ACCOUNT

     3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

          3.1.1 Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

          3.1.2 Interest. On each anniversary of the date of this Agreement and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.2, equal to a rate determined by the return on average assets (ROAA) of the Company for the preceding calendar year as detailed in Exhibit C. This schedule may be modified from time to time by the Company's Board of Directors, in its sole discretion.

     3.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after each anniversary of this Agreement (or after each calendar year at the Company's discretion), a statement setting forth the Deferral Account balance.

     3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                   ARTICLE 4
                               LIFETIME BENEFITS

     4.1 Normal Benefit. Upon the Director's elected Distribution Date, the Company shall pay to the Director the benefit described in this Section 4.1.

          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Distribution Date.

          4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest under Section 3.1.2 on the remaining account balance during any applicable installment period.

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     4.2 Early Termination Benefit.  If the Director terminates service as a director before his Distribution Date, and for reasons other than death or Disability, the Company shall pay to the Director the benefit described in this
Section 4.2.

          4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account at the Director's Termination of Service.

          4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest at the annual rate of 6.5% on the account balance during any applicable accumulation or installment periods.

     4.3 Disability Benefit. If the Director terminates service as a director for Disability prior to his Distribution Date, the Company shall pay to the Director the benefit described in this Section 4.3.

          4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

          4.3.2 Payment of Benefit. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest at the annual rate under
     Section 3.1.2 on the account balance during any applicable accumulation or installment periods.

     4.4 Change of Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance at the date of the Director's Termination of Service.

          4.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest at either the rate under 3.1.2 or at the annual rate of 8.5% on the remaining account balance during any applicable installment period. The Director shall have a one time option to elect which rate shall be used, such option to be made within one hundred twenty (120) days of the Change of Control.

          4.4.3 Rabbi Trust. Upon a Change of Control, the Company shall establish a rabbi trust and contribute an amount equal to the present value of the Director's Projected Benefit.

     4.5 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

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                                   ARTICLE 5
                                 DEATH BENEFITS

     5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.

          5.1.1 Amount of Benefit. The benefit under Section 5.1 is the prorata portion of the Projected Benefit based on the actual amount deferred at the date of death as compared to the projected deferrals, on a cumulative basis, but not to exceed 100 percent of the Projected Benefit. Projected deferrals and the Projected Benefit are as detailed in Exhibit B.

          5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in the form elected by the Director on the Election Form. The Company shall continue to credit interest under Section 3.1.2 on the remaining account balance during any applicable installment period.

     5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                   ARTICLE 6
                                 BENEFICIARIES

     6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 7
                              GENERAL LIMITATIONS

     Notwithstanding any provision of this Agreement to the contrary, the Company shall not

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pay any benefit under this Agreement that is in excess of the Director's
Deferral Account balance if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

     8.1 Claims Procedure. The Company shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     8.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                   ARTICLE 9
                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                   ARTICLE 10
                                 MISCELLANEOUS

     10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.


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     10.2 No Guaranty of Service.  This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Georgia, except to the extent preempted by the laws of the United States of America.

     10.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.




     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.



DIRECTOR:                COMPANY:
                         GILMER COUNTY BANK


_______________________  BY  __________________________
NAME
                          TITLE  ______________________











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                                   EXHIBIT A
                                       TO
                             DEFERRED FEE AGREEMENT
                                 ELECTION FORM

                               DEFERRAL ELECTION

I elect to defer Fees under my Deferred Fee Agreement with the Company, as follows:

       I elect to defer $_______ per month, commencing June 15, 1997 and continuing for_____ months (not to exceed 60 months).

I understand that I may change the amount, frequency and duration of my deferrals by filing a new election form with the Company; provide, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.

                             DISTRIBUTION ELECTION

I elect to have my Deferral Account distributed as follows:


                                       Age
                           Agreement  Distribution  Payout
Occurrence                 Reference  Commences     Period
----------                 ---------  ------------  ------
Normal Benefit              4.1.2
                                      ------------  ------ months
Early Termination Benefit   4.2.2
                                      ------------  ------ months
Disability Benefit          4.3.2
                                      ------------  ------ months
Change of Control Benefit   4.4.2
                                      ------------  ------ months


I understand that I may not change my distribution elections, but that I may petition the Company for a hardship distribution in accordance with Section 4.5 of the Agreement.

                                             Director:


____________________                         ________________________
Date                                         Name


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                                   EXHIBIT B
                                       TO
                             DEFERRED FEE AGREEMENT



                              PROJECTED DEFERRALS



                          Director: _________________



                        Projected Deferrals  Actual Deferrals
                  YEAR  (Cumulative Basis)   (Cumulative Basis)
                 -----  -------------------  ------------------
                 1
                 2
                 3
                 4
                 5



     This schedule is used to determine the death benefit pursuant to Subsection 5.1.1 of the Agreement. Based on the projected deferrals listed above, an anticipated retirement age of _____, and a benefit period of _____ years, the projected benefit is $____________.














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                                   EXHIBIT C
                                       TO
                             DEFERRED FEE AGREEMENT



                                   MATRIX OF
                  INTEREST RATE CREDITING RATE LINKED TO ROAA






      ROAA      <.70    .70   .80   .90  1.00    1.10   1.20+

      INTEREST   6.5%  7.0%  7.5%  8.0%  8.5%    9.0%   9.5%




This Matrix determines the interest rate credited pursuant to Subsection 3.1.2 of the Agreement.



















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                            BENEFICIARY DESIGNATION


I designate the following as beneficiary of benefits under the Deferred Fee Agreement payable following my death:


Primary:  ____________________________________________________________


Contingent:  _________________________________________________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE
     AND THE EXACT DATE OF THE TRUST AGREEMENT.


I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature   ______________________________
            Name


Date   ____________________________



Accepted by the Company this _____ day of _____________, 199__.


By  ______________________________

     Title  ______________________









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                                  ADDENDUM TO
                               GILMER COUNTY BANK
                             DEFERRED FEE AGREEMENT




On June 1, 1997 Gilmer County Bank entered into deferred fee agreements with the individuals set forth below. Each agreement follows the form filed as
Exhibit 10.3 to the Company's quarterly report on Form 10-QSB for the period ended June 30, 1997. The specifics of the amount of deferral, length of deferral, payout period, and retirement age are detailed below.

Alan Dover elected to defer all of his director's fee ($600 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Dover expects to retire at age 62 and elected a payout period of 60 months.

Roger E. Futch elected to defer all of his director's fee ($600 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Futch expects to retire at age 57 and elected a payout period of 1 month.

J. Ronald Knight elected to defer all of his director's fee ($600 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Knight expects to retire at age 65 and elected a payout period of 120 months.

Tracy R. Newton elected to defer 50 percent of his director's fee ($300 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Newton expects to retire at age 60 and elected a payout period of 120 months.

Kenneth D. Warren elected to defer all of his director's fee ($600 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Warren expects to retire at age 60 and elected a payout period of 1 month.

Kent W. Sanford, the Recording Secretary for the Board, was also eligible for the deferred fee agreement. Mr. Sanford elected to defer all of his board fee ($300 per month) commencing June 15, 1997 and continuing for a period of 60 months. Mr. Sanford expects to retire at age 55 and elected a payout period of 120 months.

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